SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

CENTENNIAL SPECIALTY FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31816	55-0825751
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10700 E. Geddes Ave. #170
Centennial, Colorado  80112

(Address of principal executive offices) (Zip Code)

(303) 292-4018

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 24, 2005, Centennial Specialty Foods Corporation (the “Company”) received a notification from the staff of The Nasdaq Stock Market that the Company’s stock will be delisted at the opening of business on October 26, 2005 for failure to meet the minimum $1.00 per share requirement as set forth in Marketplace Rule 4310(c)(4); violation of Marketplace Rule 4350(d)(2) which requires issuers to have an audit committee composed of at least three independent directors; and violation of Marketplace Rule 4350(d)(2)(A) which requires issuers to certify that it has and will continue to have an audit committee of at least three independent directors.  The delisting decision was made by the Nasdaq Listing Qualifications Panel following an appeal by the Company on September 29, 2005.

On October 25, 2005, in response to the notice, the Company issued a press release regarding a notice of delisting of its common stock from the Nasdaq Stock Market as of the opening of business on October 26, 2005.  A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Centennial Specialty Foods Corporation dated October 25, 2005

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL SPECIALTY FOODS CORPORATION

By:	/s/ DOUGLAS L. EVANS
Douglas L. Evans, Chief Financial Officer

Date: October 26, 2005